INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-72852, Registration Statement No. 33-34250, and Registration Statement No. 33-91714 of American Mobile Satellite Corporation on Form S-8, of our report on Mobile Communications Satellite Service dated January 17, 1997, appearing in the Current Report on Form 8-K of American Mobile Satellite Corporation.


/s/Deloitte & Touche LLP
Cedar Rapids, Iowa
February 4, 1997